                                                                      Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-92504, No. 33-44505 and No. 33-25753) pertaining to the 1994
Nonemployee Director Stock Option Plan, the 1989 Stock Option Plan and the 1985 Stock Option Plan, respectively, of Defiance, Inc. of our report dated August 5,1998, with respect to the consolidated financial statements and schedule of Defiance, Inc. for the year ended June 30, 1998, included in the Annual Report (Form 10-K) for the year ended June 30, 1998.

/s/ Ernst & Young, LLP
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Cleveland, Ohio
August 25,1998